EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Golden Phoenix Minerals, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Donald Gunn, Chief Executive Officer, and Dennis P. Gauger, Chief Financial Officer, on the date indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
Date: August 14, 2013	By: /s/ Donald Gunn
Donald Gunn
President, Chairman of Interim Governing Board
(Principal Executive Officer)

Date: August 14, 2013	By: /s/ Dennis P. Gauger
Dennis P. Gauger
Chief Financial Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Golden Phoenix Minerals, Inc. and will be retained by Golden Phoenix Minerals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.